Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	BETSY CASTENIR
(212) 339-3424

JOHN W. EVERETS ELECTED TO FSA HOLDINGS BOARD OF DIRECTORS

New York, New York, May 16, 2007 — The Board of Directors of Financial Security Assurance Holdings Ltd. (FSA Holdings), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), elected a new board member, John W. Everets, former chairman and chief executive officer of HPSC, Inc., to its board.

Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said:  “We are pleased that John has agreed to join our board.  He brings substantial knowledge of both asset-backed and public finance markets, as well as experience in management and corporate governance.”

Mr. Everets served for more than 13 years as chairman and chief executive officer of HPSC, the largest independent provider of financing for medical equipment in the United States and a significant issuer of asset-backed securities.  Under his leadership, the company was sold to General Electric in 2004.  He was previously executive vice president and a director of Advest, Inc., a regional retail brokerage firm subsequently acquired by Merrill Lynch.  As head of corporate finance at Advest, he was responsible for oversight of municipal finance and was in charge of sales, marketing and product development.  He also served as vice chairman of the State of Connecticut Development Authority and has been a board member at a number of corporations and not-for-profit organizations.

FSA Holdings will be filing a current report on Form 8-K concerning the election of Mr. Everets.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the

Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                       statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                       expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                       changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                       competitive forces, including the conduct of other financial guaranty insurers;

•                       changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                       changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results;

•                       an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio;

•                       inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                       disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                       downgrade or default of one or more of FSA’s reinsurers;

•                       market conditions, including the credit quality and market pricing of securities issued;

•                       capacity limitations that may impair investor appetite for FSA-insured obligations;

•                       market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                       prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                       other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made,

and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities.  The Company is a member of the Dexia group.